Exhibit 99.1

AirJoule Technologies Announces First Quarter 2026 Results and Provides Business Update

AIRJ Completes First Full-Scale AirJoule Prime Build, Advances AirJoule Core Platform, and Strengthens Commercial Engagement

Ronan, Mont., May 14, 2026 – AirJoule Technologies Corporation (NASDAQ: AIRJ) (“AirJoule Technologies” or “AIRJ”), a leading platform technology that unleashes the power of water from air, today announced its results for the first quarter of 2026 and provided a business update on its progress toward commercialization.

“In the first quarter of 2026, we delivered disciplined progress against the objectives we set out for the year,” said Matt Jore, Chief Executive Officer of AirJoule Technologies. “Through our 50/50 joint venture with GE Vernova, we completed the first full-scale build of our flagship AirJoule Prime system (~2,000 liters per day) at our Newark, Delaware facility. We advanced the AirJoule Core platform (~250 liters per day), with the design now locked. We introduced a Core product roadmap with two variants, targeting both water generation and energy-efficient dehumidification. And we deepened customer engagements across various applications including data centers, residential development, military, and industrial dehumidification. The work we are doing lays the foundation for initial commercialization in 2026 and for scaled commercial activity in 2027 and beyond.”

First Quarter 2026 Highlights

Product Development and Manufacturing

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AirJoule Prime First Full-Scale Build Complete: AIRJ completed the first full-scale build of its AirJoule Prime system at its Newark, Delaware facility, with the first unit currently operational. The Prime system contains 16 vacuum chambers, with the balance of the bill of materials primarily consisting of off-the-shelf components. AIRJ engineered the Prime system for scale from the outset, with the overall design now complete. AIRJ will optimize the system at Newark over the next several months, after which the unit is planned for deployment in Europe in conjunction with the Net Zero Innovation Hub for Data Centers. AIRJ has begun the build of an additional AirJoule Prime system at the Newark facility, which will serve as an on-site customer showcase unit supporting demonstrations and proof-of-value engagements.
•
AirJoule Core Platform Advances: AIRJ continued to improve the performance and durability of its AirJoule Core platform during the first quarter through systematic optimization of airflow, thermal management, and contactor coating. The Core design is locked, and updated product specifications are available on AIRJ’s website at airjouletech.com.
•
Two-Variant Core Product Roadmap: AIRJ recently introduced a two-variant Core product roadmap. AirJoule Core AWG, with a target commercial launch in the fourth quarter of 2026, is a water generation system purpose-built for distributed deployment, with the U.S. military as the primary customer focus alongside commercial and residential applications. AirJoule Core DH, with a target commercial launch in 2027, is materially the same hardware optimized through process configuration and controls for energy-efficient dehumidification applications.
•
Core DH Performance: Initial performance of the AirJoule Core DH system demonstrated up to 40% energy savings versus incumbent desiccant-wheel technology in target operating ranges, with further improvements expected as the platform is optimized. AirJoule’s sorbent regenerates at 60-70°C versus 120-150°C for conventional desiccant wheels, enabling heat-pump-driven regeneration in place of electric reheat or natural gas. Initial target markets are dry storage and cold storage facilities operating at 30-50% relative humidity.
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Certification Progress: AIRJ advanced its UL certification work for the AirJoule systems during the quarter and continued its water-quality compliance program. AirJoule water meets standards for FDA bottled water, and AIRJ continues to validate compliance with California water-quality standards, the most stringent regulatory market in the United States. NSF and additional water-quality certifications are being addressed on a customer-by-customer basis.
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Independent Recognition: AirJoule was named "Water Tech Innovation of the Year" in the 2026 CleanTech Breakthrough Awards Program. The recognition followed a multi-step evaluation by an independent panel of industry experts on criteria including innovation, performance, market impact, and value, and adds third-party validation to the AirJoule platform as AIRJ moves from pilot deployments to commercial contracts.

Strategic Partnerships and Agreements

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Net Zero Innovation Hub for Data Centers: AIRJ continued to build momentum within the Hub’s startup acceleration program in Denmark, which exposes participating companies to the technical requirements and integration considerations of the data center industry. Waste heat reuse has emerged as an important regulatory priority in Europe under the EU Energy Efficiency Directive’s data center waste heat provisions, and AIRJ is collaborating with consortium members to address that need. Once successfully commissioned, AIRJ’s first AirJoule Prime system is planned for deployment in Europe in conjunction with the Net Zero Innovation Hub.
•
U.S. Army Engineer Research and Development Center: AIRJ continued its engagement with the U.S. Army Engineer Research and Development Center (“ERDC”) under the Cooperative Research and Development Agreement (“CRADA”) executed in October 2025. The collaboration is focused on integrating AirJoule’s waste-heat-to-water platform with tactical waste heat recovery systems to deliver resilient water supply solutions for forward-deployed military personnel.
•
TenX Investment Exclusive Distribution Agreement: In January 2026, AIRJ announced an exclusive distribution agreement with TenX Investment, providing AirJoule with market access and local expertise across six Gulf countries: the UAE, Oman, Qatar, Saudi Arabia, Bahrain and Kuwait. AIRJ is pacing deployment activity to coincide with regional conditions and the availability of production-ready hardware later in 2026.

Commercial Pipeline Development

AIRJ is seeing strong customer demand across a range of markets, with active engagements that point to commercial activity beginning in 2027.

•
Residential Development in the U.S. Southwest: AIRJ is deepening a co-development framework with a global partner targeting water-scarce residential markets in the U.S. Southwest. The AirJoule Core and Prime platforms address water-permitting constraints that have stalled residential development projects across the region.
•
Red Dot Ranch — Pescadero, California: AIRJ completed the initial pilot deployment of an AirJoule Core system at the Red Dot Ranch Foundation site in Pescadero during the first quarter. The deployment supports Red Dot Ranch’s climate-positive prototype housing development and demonstrates AirJoule’s applicability beyond industrial and commercial markets. Pending successful evaluation, AIRJ and Red Dot Ranch expect to expand the partnership over the coming years.
•
Hyperscaler White-Paper Analysis: AIRJ is conducting a detailed analysis in collaboration with a leading hyperscale data center operator, examining AirJoule Prime’s economic and technical performance at discrete data center locations and configurations, including waste-heat integration and chiller-system integration. A version of this analysis is now available as a white paper on AIRJ’s website.

Balance Sheet and Liquidity

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Strong Cash Position: Following the January 2026 registered equity offering with net proceeds of $22.1 million, AIRJ ended the first quarter of 2026 with $31.1 million of cash. Cash at the 50/50 joint venture with GE Vernova was $3.9 million, for a combined cash position of $35.0 million with no debt.
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Capital Contributions to the Joint Venture: AirJoule Technologies funded $10 million in capital contributions to the joint venture during the first quarter, in line with the operating budget framework established in March 2026.
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2026 Spend Framework Reaffirmed: AIRJ continues to expect approximately $25 million of combined cash spend across the AirJoule Technologies and the AirJoule joint venture during 2026, in line with prior guidance. AIRJ has sufficient cash to fund operations, the joint venture, and planned commercial deployments through 2027.

2026 Outlook

Key priorities for the remainder of 2026 include:

•
Product Launches: Commission and operate the first AirJoule Prime system at Newark and prepare for its deployment in Europe via the Net Zero Innovation Hub; deliver first commercial AirJoule Core systems following completion of certifications, with Core AWG targeted for fourth quarter 2026 launch and Core DH targeted for a 2027 launch.
•
Customer Deployments: Advance customer engagements across residential development in the U.S. Southwest, hyperscale data centers through our collaboration with the Net Zero Innovation Hub for Data Centers, the U.S. military through the ERDC CRADA, and the Middle East via TenX Investment, building the deployed reference base and contracted customer relationships that support scaled commercial activity in 2027.
•
Dehumidification: Further improve Core DH performance and build out customer engagements for the Core DH variant during the second half of 2026, with commercial availability targeted in 2027.

Quarterly Report on Form 10-Q

AirJoule Technologies’ condensed consolidated financial statements and related footnotes are available in its Quarterly Report on Form 10-Q for the three months ended March 31, 2026, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on May 15, 2026.

Earnings Call Webcast

AirJoule Technologies will host a conference call to discuss first quarter 2026 results at 8:30 AM ET on Friday, May 15, 2026. To access the live audio webcast of the conference call, please visit the AirJoule Technologies investor relations website at https://airjouletech.com/investors. To participate by phone, dial 877-407-6184. An archived webcast will be available following the call.

About AirJoule Technologies Corporation

AirJoule Technologies Corporation (NASDAQ: AIRJ) is a leading platform technology that unleashes the power of water from air. Through its joint venture with GE Vernova and in partnership with Carrier Global Corporation, the Company is freeing the world of its water and energy constraints by delivering groundbreaking sorption technologies. For more information, visit https://airjouletech.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding AirJoule Technologies and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “may,” “should,” “will,” “expect,” “might,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “positioned,” “seek,” “would” or “continue” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, AirJoule Technologies expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release.

AirJoule Technologies cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond AirJoule Technologies’ control. These risks include, but are not limited to, our ability to implement business plans and forecasts, including the ability to develop, deploy and commercialize our technology and equipment, risks related to our arrangements with strategic partnerships and other third parties; the availability and cost of materials needed to develop, deploy and commercialize our technology and equipment, our status as an early stage company with limited operating history, and the other risks and uncertainties described in our SEC filings including the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. AirJoule Technologies’ SEC filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Trademark Protection

AirJoule Technologies’ name, logos and website name and address are trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this press release are listed without the applicable®, and SM symbols, but AirJoule Technologies will assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks.

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets
Cash, cash equivalents and restricted cash	$31,093,127	$21,848,455
Due from related party	694,694	1,212,514
Prepaid expenses and other current assets	1,013,395	750,648
Total current assets	32,801,216	23,811,617
Operating lease right-of-use asset	106,893	115,102
Property and equipment, net	38,570	24,544
Investment in AirJoule, LLC	263,509,405	316,657,273
Other assets	33,696	33,696
Total assets	$296,489,780	$340,642,232
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$83,563	$163,107
Other accrued expenses	1,293,281	2,066,218
Operating lease liability, current	35,232	34,437
Total current liabilities	1,412,076	2,263,762
Earnout Shares liability	4,768,000	6,196,000
Subject Vesting Shares liability	739,000	1,180,000
Operating lease liability, non-current	80,503	89,564
Deferred tax liability	48,230,782	62,975,045
Total liabilities	55,230,361	72,704,371
Commitments and contingencies (Note 9)
Stockholders’ equity
Preferred stock, $0.0001 par value; 25,000,000 authorized shares and 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025	$—	$—
Class A common stock, $0.0001 par value; 600,000,000 authorized shares and 68,472,740 and 61,207,295 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	6,848	6,121
Additional paid-in capital	101,590,849	78,444,477
Retained earnings	139,661,722	189,487,263
Total stockholders’ equity	241,259,419	267,937,861
Total liabilities and stockholders’ equity	$296,489,780	$340,642,232

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Cost and expenses:
General and administrative	$3,344,346	$2,786,484
Research and development	215,471	387,919
Sales and marketing	45,903	14,209
Depreciation and amortization	3,902	1,588
Loss from operations	(3,609,622)	(3,190,200)
Other income (expense):
Interest income	284,665	243,024
Equity loss from investment in AirJoule, LLC	(63,147,868)	(2,230,278)
Change in fair value of Earnout Shares liability	1,428,000	12,832,000
Change in fair value of True Up Shares liability	—	106,106
Change in fair value of Subject Vesting Shares liability	441,000	5,474,000
Change in fair value of Equity Line Obligation liability	35,598	—
Other income (loss), net	(1,577)	1,348
Total other income (loss), net	(60,960,182)	16,426,200
Income (loss) before income taxes	(64,569,804)	13,236,000
Income tax benefit	14,744,263	1,642,658
Net income (loss)	$(49,825,541)	$14,878,658

Weighted average Class A common stock outstanding, basic	67,153,428	56,047,662
Basic net income (loss) per share, Class A common stock	$(0.74)	$0.27

Weighted average Class A common stock outstanding, diluted	67,153,428	57,111,807
Diluted net income (loss), per share, Class A common stock	$(0.74)	$0.26

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$(49,825,541)	$14,878,658
Adjustment to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	3,902	1,588
Deferred tax benefit	(14,744,263)	(1,642,658)
Amortization of operating lease right-of-use assets	8,209	7,839
Change in fair value of Earnout Shares liability	(1,428,000)	(12,832,000)
Change in fair value of True Up Shares liability	—	(106,106)
Change in fair value of Subject Vesting Shares liability	(441,000)	(5,474,000)
Change in fair value of Equity Line Obligation liability	(35,598)	—
Loss on disposition of property and equipment	1,577	—
Equity loss from investment in AirJoule, LLC	63,147,868	2,230,278
Stock-based compensation	1,320,056	984,393
Changes in operating assets and liabilities:
Due from related party	735,675	2,402,969
Prepaid expenses and other assets	(262,747)	145,461
Operating lease liabilities	(8,268)	(6,371)
Accounts payable	(79,544)	247,308
Accrued expenses and other liabilities	(736,168)	(765,113)
Net cash (used in) provided by operating activities	(2,343,842)	72,246
Cash flows from investing activities
Deferred offering costs paid	—	(135,239)
Purchases of property and equipment	(19,506)	—
Investment in AirJoule, LLC	(10,000,000)	(5,000,000)
Net cash used in investing activities	(10,019,506)	(5,135,239)
Cash flows from financing activities
Proceeds from the exercise of options and purchases pursuant to employee stock purchase plan	62,366	41,760
Proceeds from the issuance of common stock	22,151,003	—
Taxes paid related to net share settlement of equity awards	(58,675)	—
Deferred offering costs paid	(546,674)	—
Net cash provided by financing activities	21,608,020	41,760
Net increase (decrease) in cash, cash equivalents and restricted cash	9,244,672	(5,021,233)
Cash, cash equivalents and restricted cash, beginning of period	21,848,455	28,021,748
Cash, cash equivalents and restricted cash, end of the period	$31,093,127	$23,000,515
Supplemental non-cash investing and financing activities:
Issuance of True Up Shares	$—	$2,082,894
Deferred offering costs included in accrued expenses and other current liabilities	$—	$343,247
Supplemental cash flow information:
Taxes paid	$—	$—

Contacts

Investor Relations & Media:

Tom Divine – Vice President, Investor Relations and Finance

investors@airjouletech.com